                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Perry Ellis International, Inc. on Form S-4 of our report on the consolidated financial statements of Perry Ellis International, Inc. dated March 19, 2002, except for
Note 20, as to which the date is March 22, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Miami, Florida

May 24, 2002




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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Perry Ellis International, Inc. on Form S-4 of our report on the financial statements of The Jantzen Business dated May 10, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Miami, Florida

May 24, 2002